Exhibit 99.3

WAYPOINT/GI VENTURE, LLC AND SUBSIDIARIES

UNAUDITED STATEMENT OF REVENUES AND CERTAIN EXPENSES

Three Months Ended March 31, 2017

(Dollars in thousands)

Three Months Ended March 31, 2017
REVENUES
Rental revenue, net	$16,010
EXPENSES
Home services	1,595
Resident services	630
Leasing	—
Utilities	387
Taxes and insurance	2,436
Other property expenses	663
Total operating expenses	5,711

Net operating income	$10,299

WAYPOINT/GI VENTURE, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED STATEMENT OF REVENUES AND CERTAIN EXPENSES

Three Months Ended March 31, 2017

(Dollars in thousands)

(1)	Basis of Presentation

The accompanying statement of revenue and certain expenses includes the operations of Waypoint/GI Venture, LLC and subsidiaries (the “Entity”) for the three months ended March 31, 2017.

The accompanying statement of revenues and certain expenses relate to the Entity and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Entity, have been excluded. Such items include depreciation, amortization, interest and finance expense, and other expense, net.

(2)	Summary of Significant Accounting Policies

(a)	Revenue recognition

The Entity leases its single-family homes under operating leases. The lease periods are generally short-term in nature (one or two years) and reflect market rental rates. For multi-year leases which include contractual rent increases, rental income, net of concessions, is recognized on a straight-line basis over the term of the lease.

(b)	Use of Estimates

Management has made estimates and assumptions that affect the reported amounts of the revenues and certain expenses during the reporting period in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(3)	Economic Concentrations

The Entity rehabilitates, operates, and sells single-family homes in Arizona, California, Florida, Georgia, and Illinois. Future operations could be affected by changes in economic or other conditions in these geographical areas, the demand for housing, interest rates or other risks associated with real estate development and construction.

(4)	Related-Party Transactions

On January 31, 2014, Waypoint Real Estate Group, LLC, the general partner and managing member of the Entity (the “Manager”), entered into an agreement (the “Management Agreement”) with SWAY Management, Inc. (“SWAY Manager”), under which SWAY Manager earned fees and was reimbursed for certain expenses in exchange for the operation and management of properties owned by the Entity.

On January 5, 2016, in connection with the consummation of an internalization and merger transaction between SWAY Manager, Starwood Waypoint Residential Trust and Colony American Homes, SWAY Manager was internalized by Starwood Waypoint Residential Trust, Starwood Waypoint Residential Trust merged with Colony American Homes to form Colony Starwood Homes and SWAY Manager became a wholly owned subsidiary of Colony Starwood Homes. Subsequent to this transaction, the Manager and SWAY Manager agreed to the terms of a first amendment to the Management Agreement (“Amended Management Agreement”), with a retroactive effective date of January 1, 2016, under which the Entity is required to pay monthly to SWAY Manager a fixed fee of 7.75% of total cash collections, as well as fixed fees for certain activities performed by SWAY Manager, as incurred, related to field maintenance, leasing, and acquisition and dispositions.

Of the fees paid to SWAY Manager under the Amended Management Agreement as discussed above, are $239 included home services and $630 are included in resident services in the accompanying statement of revenue and certain expenses.

WAYPOINT/GI VENTURE, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED STATEMENT OF REVENUES AND CERTAIN EXPENSES

Three Months Ended March 31, 2017

(Dollars in thousands)

(5)	Commitments and contingencies

The Entity is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of any open claims or disputes will not have a material adverse effect on the Entity’s results of operations.

(6)	Subsequent Events

Subsequent events have been evaluated through June 2, 2017, which is the date the accompanying statement of revenues and certain expenses was available to be issued, and there are no subsequent events deemed to require disclosure.